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                                                                   EXHIBIT 10.17




This Subordinated Promissory Note has not been registered under the Securities Act of 1933. It may not be sold, assigned, transferred, pledged or otherwise disposed of unless it is registered under the Securities Act of 1933, or unless an exemption from such registration is available.

                          SUBORDINATED PROMISSORY NOTE
                              UNIFRAX CORPORATION

$7,000,000.00                                           __________________, 1996

         For value received, Unifrax Corporation, a Delaware corporation (the "Maker"), promises to pay to BP Exploration (Alaska) Inc., a Delaware corporation (the "Payee") at its principal place of business at 200 Public Square, Cleveland, Ohio 44114-2375, or at such other place as the holder of this Note may from time to time direct, on or before the Maturity Date (as hereinafter defined), and on the terms and conditions set forth below, the principal sum of SEVEN MILLION DOLLARS ($7,000,000.00) with simple interest thereon after and including the date hereof at the Prevailing Prime Rate (as hereinafter defined). Interest shall be payable on the first, second and third anniversary of the date of this Note. Subject to the subordination provisions of this Note, said principal and all interest then accrued thereon but unpaid shall be due and payable on the "Maturity Date," which shall be ___________, 1999 [Third Anniversary of Note]. Terms used herein but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement between Maker and Payee dated _________, 1996 (the "Stock Purchase Agreement").

         This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the Prevailing Prime Rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prevailing Prime Rate" shall mean the per annum interest rate announced from time to time as the "prime," "base" or "reference" rate by [name of bank], whether or not that rate is the lowest interest rate charged by the foregoing bank. The term "prime," "base" or "reference" rate shall include the rate so established by the foregoing bank from time to time even though the label may be changed or discontinued. If the Prevailing Prime Rate, as defined, is unavailable, "Prevailing Prime Rate" shall mean the highest of the prime rates published in the WALL STREET JOURNAL on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks. The interest rate applicable to this Note shall be adjusted monthly as of the first day of each month, and the interest to be charged for that month shall be based on the Prevailing Prime Rate in effect on the first business day of such month.

         At any time and from time to time, Maker shall be entitled to prepay this Note without premium or penalty.

         Payment of this Note shall be made in lawful money of the United States of America. If a payment hereunder becomes due on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day.

         This Note is the Subordinated Promissory Note of Maker issued pursuant to the Stock Purchase Agreement and is subject to the terms and conditions thereof.
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         This Note will be subordinated pursuant to the Subordination
Agreement, by and among, Payee, Maker and PNC Bank, as trustee, dated as of September __, 1996 (the "Subordination Agreement").

         Maker agrees to pay all cost and expenses (including without limitation reasonable attorney's fees) incurred by Payee in connection with its enforcement. Maker hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Maker hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio.



                                        Unifrax Corporation



                                        By
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                                          Its:
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